EXHIBIT 32.1

 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Cybergy Holdings, Inc., (the "Company") for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission (the "Report"), I, Mark Gray, Chief Executive Officer and I, Dan Hollenbach, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2015	By:	/s/ Mark Gray
Mark Gray
Chief Executive Officer
(Principal Executive Officer)

Date: May 15, 2015	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer
(Principal Accounting Officer)